Exhibit 4.4

Number U -	Units

SEE REVERSE FOR	PELION SYSTEMS, INC.
CERTAIN DEFINITIONS

CUSIP_________

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK
AND ONE REDEEMABLE
WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of	Units

Each Unit (“Unit”) consists of one (1) share of common stock, no par value (“Common Stock”), of Pelion Systems, Inc., a Colorado corporation (the “Company”), and one (1) Redeemable Common Stock Purchase Warrant (“Warrant”) to purchase one (1) share of Common Stock for $8.00 per share (subject to adjustment) until 5:00 p.m., Denver Time, on ________________________ (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to ______________________, subject to earlier separability in the discretion of Kashner Davidson Securities Corporation (“Representative”). The terms of the Warrants are governed by a Warrant Agreement dated as of (the “Warrant Agreement”) among the Company, the Representative and Corporate Stock Transfer, as Warrant Agent (the “Warrant Agent”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209 and are available to any Warrant holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., Denver Time, on the Expiration Date. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrant of the Company.

DATED	PELION SYSTEMS, INC.

Authorized Signature

/s/ ROBERT M. GELLER	/s/ THOMAS PLUNKETT
Secretary	President

COUNTERSIGNED AND REGISTERED:
CORPORATE STOCK TRANSFER
TRANSFER AGENT AND REGISTRAR

BY

        AUTHORIZED SIGNATURE

PELION SYSTEMS, INC.

The Company will furnish to any stockholder upon written request and without charge a full statement of: (a) the designations, preferences, limitations, and relative rights of the shares of each class or series of capital stock authorized to be issued; (b) the variations in the relative rights, preferences and limitations between the shares of each such series, and (c) the authority of the Board of Directors to fix and determine variations for future series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM—	as tenants in common	UNIF GIFT MIN ACT—___________ Custodian
TEN ENT—	as tenants by the	(Cust)
	entireties	under Uniform Gifts to Minors
JT TEN—	as joint tenants with	Act______________________________
	right of survivorship and not as tenants in common	(State)
COM PROP—	as community property

Additional abbreviations may also be used though not in the above list

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
    /                                                                          /

___________________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

___________________________________________________________________________________________

___________________________________________________________________________________________

______________________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________________ Attorney

to transfer the said units on the books of the within named Company with full power of substitution in the premises.

Dated _________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed

By ___________________________________________

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKHOLDERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17 Ad-16

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE COMPANY WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

_____________________________________________________________________________________________